Exhibit 10(aaa)

MERRILL LYNCH & CO., INC.

LONG-TERM INCENTIVE COMPENSATION PLAN

(amended as of January 1, 2009)

MERRILL LYNCH & CO., INC.

LONG-TERM INCENTIVE COMPENSATION PLAN

ARTICLE I - GENERAL

Section 1.1     Purpose.

The purposes of the Long-Term Incentive Compensation Plan (the “Plan”) are: (a) to enhance the growth and profitability of Merrill Lynch & Co., Inc., a Delaware corporation (“ML & Co.”), and its subsidiaries by providing the incentive of long-term rewards to key employees who are capable of having a significant impact on the performance of ML & Co. and its subsidiaries; (b) to attract and retain employees of outstanding competence and ability; (c) to encourage long-term stock ownership by employees; and (d) to further the identity of interests of such employees with those of stockholders of ML & Co.

Section 1.2     Definitions.

For the purpose of the Plan, the following terms shall have the meanings indicated:

(a)     “Board of Directors” or “Board” shall mean the Board of Directors of ML & Co.

(b)     “Code” shall mean the Internal Revenue Code of l986, as amended, including any successor law thereto.

(c)     “Company” shall mean ML & Co. and any corporation, partnership, or other organization of which ML & Co. owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the terms “ML & Co.” and “Company” shall include any successor thereto.

(d)     “Committee” shall mean the Management Development and Compensation Committee of the Board of Directors, or its functional successor or any other Board committee that has been designated by the Board of Directors to administer the Plan, or the Board of Directors. The Committee shall be constituted so that at all relevant times it meets the then applicable requirements of Rule 16b-3 (or its successor) promulgated under the Securities Exchange Act of 1934, as amended.

(e)     “Common Stock” shall mean the Common Stock, par value $1.33 1/3 per share, of ML & Co. and a “share of Common Stock” shall mean one share of Common Stock together with, for so long as Rights are outstanding, one Right (whether trading with the Common Stock or separately).

(f)     “Disability,” unless otherwise provided herein, shall mean any physical or mental condition that, in the opinion of the Head of Human Resources of Merrill Lynch & Co., Inc. (or his or her functional successor), renders an employee incapable of engaging in any employment or occupation for which he is suited by reason of education or training.

(g)      “Fair Market Value” of shares of Common Stock on any given date(s) shall be: (a) the mean of the high and low sales prices on the New York Stock Exchange—Composite Tape of such shares on the date(s) in question, or, if the shares of Common Stock shall not have been traded on any such date(s), the mean of the high and low sales prices on the New York Stock Exchange—Composite Tape on the first day prior thereto on which the shares of Common Stock were so traded; or (b) if the shares of Common Stock are not traded on the New York Stock Exchange, such other amount as may be determined by the Committee by any fair and reasonable means.

          “Fair Market Value” of any Other ML & Co. Security on any given date(s) shall be: (a) the mean of the high and low sales prices of such Other ML & Co. Security on the principal securities exchange on which such Security is traded on the date(s) in question or, if such Other ML & Co. Security shall not have been traded on any such exchange on such date(s), the mean of the high and low sales prices on such exchange on the first day prior thereto on which such Other ML & Co. Security was so traded; or (b) if the Other ML & Co. Security is not publicly traded on a securities exchange, such other amount as may be determined by the Committee by any fair and reasonable means.

(h)      “Junior Preferred Stock” shall mean ML & Co.’s Series A Junior Preferred Stock, par value $1.00 per share.

(i)      “Key Employee” means any employee who has been designated by ML & Co. as one of the 50 highest paid employees (based on W-2 income) as of the most recently completed fiscal year.

(j)      “Other ML & Co. Security” shall mean a financial instrument issued pursuant to Article VI.

(k)     “Participant” shall mean any employee who has met the eligibility requirements set forth in Section 1.5 hereof and to whom a grant has been made and is outstanding under the Plan.

(l)      “Performance Period” shall mean, in relation to Performance Shares or Performance Units, any period, for which performance objectives have been established, of not less than one nor more than ten consecutive ML & Co. fiscal years, commencing with the first day of the fiscal year in which such Performance Shares or Performance Units were granted.

(m)     “Performance Share” shall mean a right, granted to a Participant pursuant to Article II, that will be paid out as a share of Common Stock.

(n)      “Performance Unit” shall mean a right, granted to a Participant pursuant to Article II, to receive an amount equal to the Fair Market Value of one share of Common Stock in cash.

(o)      “Restricted Period” shall mean, (i) in relation to shares of Common Stock receivable in payment for Performance Shares, the period beginning at the end of the applicable Performance Period during which restrictions on the transferability of such shares of Common Stock are in effect; and (ii) in relation to Restricted Shares or Restricted Units, the period beginning with the first day of the month in which Restricted Shares or Restricted Units are granted, during which restrictions on the transferability of such Restricted Shares or Restricted Units are in effect, which shall not be of shorter duration than the Vesting Period applicable to the same Restricted Shares or Restricted Units.

(p)     “Restricted Share” shall mean a share of Common Stock, granted to a Participant pursuant to Article III, subject to the restrictions set forth in Section 3.3 hereof.

(q)     “Restricted Unit” shall mean the right, granted to a Participant pursuant to Article III, as provided by the Committee at the time of grant to receive either: (1) an amount in cash equal to the Fair Market Value of one share of Common Stock, or (2) one share of Common Stock.

(r)     “Retirement” shall mean the cessation of employment with the Company (1) on or after (A) having completed at least five (5) years of service and (B) reaching any age, that, when added to service with the Company (in each case, expressed as completed years and completed months), equals at least 45; or (2) as the result of (A) becoming employed by an unconsolidated affiliate of the Company (as specified by the Head of Human Resources) or (B) being a part of a divestiture or spin-off designated by the Head of Human Resources as eligible, provided that, in each case, termination of employment by the Company for cause, as defined in the Company’s grant document, shall not qualify as Retirement.

(s)     “Rights” means the Rights to Purchase Units of Junior Preferred Stock issued pursuant to the Rights Agreement.

(t)     “Rights Agreement” means the Rights Agreement dated as of December 16, 1987 between ML & Co. and Manufacturers Hanover Trust Company, Rights Agent, as amended from time to time.

(w)    “Stock Appreciation Right” shall mean a right, granted to a Participant pursuant to Article V, to receive, in cash or shares of Common Stock, an amount equal to the increase in Fair Market Value, over a specified period of time, of a specified number of shares of Common Stock.

(x)     “Stock Option” shall mean a right, granted to a Participant pursuant to Article IV, to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock. Stock Options may be “Incentive Stock Options,” which meet the definition of such in Section 422A of the Code, or “Nonqualified Stock Options,” which do not meet such definition.

(y)     “Vesting Period” shall mean, in relation to Restricted Shares or Restricted Units, any period of not less than six (6) months beginning with the first day of the month in which the grant of the applicable Restricted Shares or Restricted Units is effective, during which such Restricted Shares or Restricted Units may be forfeited if the Participant terminates employment.

Section 1.3    Administration.

(a)     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to: (i) subject to Section 1.5 hereof, select Participants after receiving the recommendations of the management of the Company; (ii) determine the number of Performance Shares, Performance Units, Restricted Shares, Restricted Units, Stock Appreciation Rights, or Other ML & Co. Securities subject to each grant; (iii) determine the number of shares of Common Stock subject to each Stock Option grant; (iv) determine the time or times when grants are to be made or are to be effective; (v) determine the terms and conditions subject to which grants may be made; (vi) extend the term of any Stock Option; (vii) provide at the time of grant that all or any portion of any Stock Option shall be canceled upon the Participant’s exercise of any Stock Appreciation Rights; (viii) prescribe the form or forms of the instruments evidencing any grants made hereunder, provided that such forms are consistent with the Plan; (ix) adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (x) construe and interpret the Plan and all rules, regulations, and instruments utilized thereunder; and (xi) make all determinations deemed advisable or necessary for the administration of the Plan. All determinations by the Committee shall be final and binding.

(b)     The Committee shall act in accordance with the procedures established for a Committee under ML & Co.’s Certificate of Incorporation and By-Laws or under any resolution of the Board.

Section 1.4    Shares Subject to the Plan.

The total number of shares of Common Stock that may be distributed under the Plan shall be 320,000,000 (whether granted as Restricted Shares or reserved for distribution upon grant of Restricted Units, Performance Shares, Stock Options, Stock Appreciation Rights (to the extent they may be paid out in Common Stock), or Other ML & Co. Securities), subject to adjustment as provided in Article VII hereof. Shares of Common Stock distributed under the Plan may be treasury shares or authorized but unissued shares. To the extent that awards of Other ML & Co. Securities are convertible into Common Stock or are otherwise equity securities (or convertible into equity securities) of ML & Co., they shall be subject to the limitation expressed above on the number of shares of Common Stock that can be awarded under the Plan. Any shares of Common Stock that have been granted as Restricted Shares or that have been reserved for distribution in payment for Restricted Units or Performance Shares but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of grants under the Plan. If any Stock Option, Stock Appreciation Right, or Other ML & Co. Security granted under the Plan expires or terminates, or any Restricted Unit or Stock Appreciation Right is paid out in cash, the underlying shares of Common Stock may again be made the subject of grants under the Plan. Units payable in cash that are later forfeited or for any reason are not payable under the Plan may again be the subject of grants under the Plan. Effective January 1, 2009, no further grants shall be made under the Plan.

Section 1.5    Eligibility and Participation.

Participation in the Plan shall be limited to officers (who may also be members of the Board of Directors) and other salaried, key employees of the Company or any affiliate of the Company designated by the Committee.

ARTICLE II	-	PROVISIONS APPLICABLE TO PERFORMANCE SHARES AND PERFORMANCE UNITS.

Section 2.1    Performance Periods and Restricted Periods.

The Committee shall establish Performance Periods applicable to Performance Shares and Performance Units and may establish Restricted Periods applicable to Performance Shares, at its discretion. Each such Performance Period shall commence with the beginning of a fiscal year in which the Performance Shares and Performance Units are granted and have a duration of not less than one nor more than ten consecutive fiscal years. Each such Restricted Period shall commence with the end of the Performance Period established for such Performance Shares and shall end on such date as may be determined by the Committee at the time of grant. There shall be no limitation on the number of Performance Periods or Restricted Periods established by the Committee, and more than one Performance Period may encompass the same fiscal year.

Section 2.2    Performance Objectives.

At any time before or during a Performance Period, the Committee shall establish one or more performance objectives for such Performance Period, provided that such performance objectives shall be established prior to the grant of any Performance Shares or Performance Units with respect to such Period. Performance objectives shall be based on one or more measures such as return on stockholders’ equity, earnings, or any other standard deemed relevant by the Committee, measured internally or relative to other organizations and before or after extraordinary items, as may be determined by the Committee; provided, however, that any such measure shall include all accruals for grants made under the Plan and for all other employee benefit plans of the Company. The Committee may, in its discretion, establish performance objectives for the Company as a whole or for only that part of the Company in which a given Participant is involved, or a combination thereof. In establishing the performance objective or objectives for a Performance Period, the Committee shall determine both a minimum performance level, below which no Performance Shares or Performance Units shall be payable, and a full performance level, at or above which 100% of the Performance Shares or Performance Units shall be payable. In addition, the Committee may, in its discretion, establish intermediate levels at which given proportions of the Performance Shares or Performance Units shall be payable. Such performance objectives shall not thereafter be changed except as set forth in Sections 2.5 and 2.6 and Article VII hereof.

Section 2.3    Grants of Performance Shares and Performance Units.

The Committee may select employees to become Participants subject to the provisions of Section 1.5 hereof and grant Performance Shares or Performance Units to such Participants at any time prior to or during the first fiscal year of a Performance Period. Grants shall be deemed to have been made as of the beginning of the first fiscal year of the Performance Period. Before making grants, the Committee must receive the recommendations of the management of the Company, which will take into account such factors as level of responsibility, current and past performance, and performance potential. Subject to the provisions of Section 2.7 hereof, a grant of Performance Shares or Performance Units shall be effective for the entire applicable Performance Period and may not be revoked. Each grant to a Participant shall be evidenced by a written instrument stating the number of Performance Shares or Performance Units granted, the Performance Period, the performance objective or objectives, the proportion of payments for performance between the minimum and full performance levels, if any, the Restricted Periods and restrictions applicable to shares of Common Stock receivable in payment for Performance Shares, and any other terms, conditions, and rights with respect to such grant. At the time of any grant of Performance Shares, there shall be reserved out of the number of shares of Common Stock authorized for distribution under the Plan a number of shares equal to the number of Performance Shares so granted.

Section 2.4    Rights and Benefits During Performance Period.

The Committee may provide that, during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share or Performance Unit held by such Participant, in the same manner, at the same time, and in the same amount paid, as a dividend on a share of Common Stock.

Section 2.5    Adjustment with respect to Performance Shares and Performance Units.

Any other provision of the Plan to the contrary notwithstanding, the Committee may at any time adjust performance objectives (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the way performance objectives are measured, or shorten any Performance Period or Restricted Period, if it determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company’s accounting policies, acquisitions or dispositions, or the occurrence of other unusual, unforeseen, or extraordinary events, so warrant.

Section 2.6    Payment of Performance Shares and Performance Units.

Within 90 days after the end of any Performance Period, the Company shall determine the extent to which performance objectives established by the Committee pursuant to Section 2.2 hereof for such Performance Period have been met during such Performance Period and the resultant extent to which Performance Shares or Performance Units granted for such Performance Period are payable. Payment for Performance Shares and Performance Units shall be as follows:

(a)	Performance Shares:

(i)     If a Restricted Period has been established in relation to the Performance Shares:

 (A)     At the end of the applicable Performance Period, one or more certificates representing the number of shares of Common Stock equal to the number of Performance Shares payable shall be held by the Company for the employee until the end of the Restricted Period.

 (B)     At the end of the applicable Restricted Period, all restrictions applicable to the shares of Common Stock, and other securities or property received with respect to such shares, held by the Company for the accounts of recipients of Performance Shares granted in relation to such Restricted Period shall lapse, and one or more stock certificates for such shares of Common Stock and securities, free of the restrictions, shall be delivered in book-entry or certificated form to the Participant, or such shares and securities shall be credited to a brokerage account if the Participant so directs, as soon as practicable but in no event later than 45 days after the end of the Restricted Period, provided that, in the event that the end of the Restricted Period is fewer than 45 days prior to the end of the Company’s fiscal year, the payment of the shares shall be made in the first 45 days of the next succeeding fiscal year.

 (ii)      If a Restricted Period has not been established in relation to the Performance Shares, at the end of the applicable Performance Period, one or more stock certificates representing the number of shares of Common Stock equal to the number of Performance Shares payable, free of restrictions, shall be registered in the name of the Participant and delivered in book-entry or certificated form to the Participant, or such shares shall be credited to a brokerage account if the Participant so directs , as soon as practicable but in no event later than 45 days after the end of the Restricted Period, provided that, in the event that the end of the Restricted Period is fewer than 45 days prior to the end of the Company’s fiscal year, the payment of the shares shall be made in the first 45 days of the next succeeding fiscal year.

(b)      Performance Units: At the end of the applicable Performance Period, a Participant shall be paid a cash amount equal to the number of Performance Units payable, times the mean of the Fair Market Value of Common Stock during the second calendar month following the end of the Performance Period, as soon as practicable but in no event later than 45 days after the end of the Performance Period, provided that, in the event that the end of the Performance Period is fewer than 45 days prior to the end of the Company’s fiscal year, the payment shall be made in the first 45 days of the next succeeding fiscal year, unless some other payment date or Restricted Period is established by the Committee at the time of grant, in which case, payment to the Participant shall be made as soon as practicable but in no event later than 45 days after the applicable date, provided that, in the event that the applicable date is fewer than 45 days prior to the end of the Company’s fiscal year, the payment shall be made in the first 45 days of next succeeding fiscal year.

Section 2.7    Termination of Employment.

Section 2.7    Termination of Employment.

  (a)       Prior to the end of a Performance Period:

(i)      Death: If a Participant ceases to be an employee of the Company prior to the end of a Performance Period by reason of death, any outstanding Performance Shares or Performance Units with respect to such Participant shall become payable and be paid to such Participant’s beneficiary or estate, as the case may be, as soon as practicable (subject to receipt of proper documentation) in the manner set forth in Sections 2.6(a)(ii) and 2.6(b) hereof, respectively. In determining the extent to which performance objectives established for such Performance Period have been met and the resultant extent to which Performance Shares or Performance Units are payable, the Performance Period shall be deemed to end as of the end of the fiscal year in which the Participant’s death occurred, payment shall be made as soon as practicable (but in no event later than 45 days) following the end of such fiscal year.

(iii)    Other Terminations: If a Participant ceases to be an employee prior to the end of a Performance Period for any reason other than death, the Participant shall immediately forfeit all Performance Shares and Performance Units previously granted under the Plan and all right to receive any payment for such Performance Shares and Performance Units. The Committee may, however, direct payment in accordance with the provisions of Section 2.6 hereof for a number of Performance Shares or Performance Units, as it may determine, granted under the Plan to a Participant whose employment has so terminated (but not exceeding the number of Performance Shares or Performance Units that could have been payable had the Participant remained an employee) if it finds that the circumstances in the particular case so warrant. For purposes of the preceding sentence, the Performance Period over which performance objectives shall be measured shall be deemed to end as of the end of the fiscal year in which termination occurred, and payment shall be made as soon as practicable (but in no event later than 45 days) following the end of such fiscal year.

(b)     After the end of a Performance Period but prior to the end of a Restricted Period:

(i)     Death, Disability, or Retirement: If a Participant ceases to be an employee of the Company by reason of death or in the case of the Disability or Retirement of a Participant, the Restricted Period shall be deemed to have ended (subject, in the case of Retirement, to receipt of appropriate documentation from the Participant regarding the Participant’s competitive status) and shares held by the Company shall be paid as soon as practicable following the end of the Restricted Period, in the manner set forth in Section 2.6(a)(i)(B).

(ii)    Other Terminations: Terminations of employment for any reason other than death after the end of a Performance Period but prior to the end of a Restricted Period shall not have any effect on the Restricted Period, unless the Committee, in its sole discretion, finds that the circumstances so warrant and determines that the Restricted Period shall end on an earlier date as determined by the Committee and that shares held by the Company shall be paid as soon as practicable following such earlier date in the manner set forth in Section 2.6(a)(i)(B).

(c)     Except as otherwise provided in this Section 2.7, termination of employment after the end of a Performance Period but before the payment of Performance Shares or Performance Units relating to such Performance Period shall not affect the amount, if any, to be paid pursuant to Section 2.6 hereof. Approved leaves of absence of one year or less shall not be deemed to be terminations of employment under this Section 2.7. Leaves of absence of more than one year will be deemed to be terminations of employment under this Section 2.7, unless the Committee determines otherwise.

ARTICLE III	-	PROVISIONS APPLICABLE TO RESTRICTED SHARES AND RESTRICTED UNITS.

Section 3.1    Vesting Periods and Restricted Periods.

The Committee shall establish one or more Vesting Periods applicable to Restricted Shares and Restricted Units and one or more Restricted Periods applicable to Restricted Shares and Restricted Units, at its discretion. Each such Vesting Period shall have a duration of not less than six (6) months, measured from the first day of the month in which the grant of the applicable Restricted Shares or Restricted Units is effective. Each such Restricted Period shall have a duration of six (6) or more consecutive months, measured from the first day of the month in which the grant of the applicable Restricted Shares or Restricted Unit is effective, but in no event shall any Restricted Period be of shorter duration than the Vesting Period applicable to such Restricted Share or Restricted Unit.

Section 3.2    Grants of Restricted Shares and Restricted Units.

The Committee may select employees to become Participants (subject to the provisions of Section 1.5 hereof) and grant Restricted Shares or Restricted Units to such Participants at any time. Before making grants, the Committee must receive the recommendations of the management of the Company, which will take into account such factors as level of responsibility, current and past performance, and performance potential.

Subject to the provisions of Section 3.7 hereof, a grant of Restricted Shares or Restricted Units shall be effective for the entire applicable Vesting and Restricted Periods and may not be revoked. Each grant to a Participant shall be evidenced by a written instrument stating the number of Restricted Shares or Restricted Units granted, the Vesting Period, the Restricted Period, the restrictions applicable to such Restricted Shares or Restricted Units, the nature and terms of payment of consideration, if any, and the consequences of forfeiture that will apply to such Restricted Shares and Restricted Units, and any other terms, conditions, and rights with respect to such grant.

Section 3.3    Rights and Restrictions Governing Restricted Shares.

At the time of grant of Restricted Shares, subject to the receipt by the Company of any applicable consideration for such Restricted Shares, one or more certificates representing the appropriate number of shares of Common Stock granted to a Participant shall be registered either in his or her name or for his or her benefit either individually or collectively with others, but shall be held by the Company for the account of the Participant. The Participant shall have all rights of a holder as to such shares of Common Stock, including the right to receive dividends, to exercise Rights, and to vote such Common Stock and any securities issued upon exercise of Rights, subject to the following restrictions: (a) the Participant shall not be entitled to delivery of certificates representing such shares of Common Stock and any other such securities until the expiration of the Restricted Period; (b) except as provided in Section 3.9, none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (c) all of the Restricted Shares shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate without further obligation on the part of the Company unless the Participant remains in the continuous employment of the Company for the entire Vesting Period in relation to which such Restricted Shares were granted, except as otherwise provided in by Section 3.7 hereof. Any shares of Common Stock or other securities or property received with respect to such shares shall be subject to the same restrictions as such Restricted Shares.

Section 3.4     Rights Governing Restricted Units.

During the Vesting Period, or, if longer, the Restricted Period, for Restricted Units, a Participant may be paid, with respect to each such Restricted Unit, cash amounts in the same manner, at the same time, and in the same amount paid, as a dividend on a share of Common Stock. Except as otherwise provided in Section 3.7 hereof, the Restricted Units shall be forfeited and all rights of the Participant to the Restricted Units shall terminate without further obligation on the part of the Company unless the Participant remains in the continuous employment of the Company for the entire Vesting Period.

Section 3.5     Adjustment with respect to Restricted Shares and Restricted Units.

Any other provision of the Plan to the contrary notwithstanding, the Committee may at any time shorten any Vesting Period or Restricted Period, if it determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company’s accounting policies, acquisitions or dispositions, or the occurrence of other unusual, unforeseen, or extraordinary events, so warrant.

Section 3.6     Payment of Restricted Shares and Restricted Units.

(a)     Restricted Shares: At the end of the Vesting Period (or if longer, the Restricted Period), all restrictions contained in the grant of Restricted Shares and in the Plan shall lapse, and the appropriate number of shares of Common Stock (net of shares withheld at the end of the Vesting Period under Section 3.6(c)), shall be delivered to the Participant or his or her beneficiary or estate, as the case may be, free of restrictions, in book-entry or certificated form or credited to a brokerage account as the Participant or his or her beneficiary or estate, as the case may be, so directs.

(b)     Restricted Units: At the end of the Vesting Period (or, if longer, the Restricted Period) applicable to a Participant’s Restricted Units, there shall be paid to the Participant, or his or her beneficiary or estate, as the case may be, either: (1) an amount in cash equal to the Fair Market Value of one share of Common Stock on the last trading day of the Vesting Period (or, if longer, the Restricted Period), or (2) one share of Common Stock for each Restricted Unit, net of shares withheld by the Company pursuant to Section 3.6(c), free of restrictions. For Restricted Units paid in Common Stock, the appropriate number of shares shall be delivered to the Participant or his or her beneficiary or estate, as the case may be, in book-entry or certificated form or credited to a brokerage account as the Participant or his or her beneficiary or estate, as the case may be, so directs, as soon as practicable but in no event later than 30 days after the end of the Vesting or Restricted Period, provided that, in the event that the end of such period is fewer than 10 days prior to the end of the Company’s fiscal year, the payment of the shares shall be made in the first 10 days of the next succeeding fiscal year.

Section 3.7     Termination of Employment.

(a)     Prior to the end of a Vesting Period:

          (i)     Death: If a Participant ceases to be an employee of the Company prior to the end of a Vesting Period by reason of death, all grants of Restricted Shares and Restricted Units granted to such Participant are immediately payable in accordance with their terms (but in no event later than 45 days after receipt of appropriate documentation).

          (ii)     Disability or Retirement: The Disability or Retirement of a Participant shall not constitute a termination of employment for purposes of this Article III and such Participant shall not forfeit any Restricted Shares or Restricted Units held by him or her, provided that, during the remainder of the applicable Vesting Period, such Participant does not engage in or assist any business that the Committee, in its sole discretion, determines to be in competition with business engaged in by the Company. A Participant who does engage in or assist any business that the Committee, in its sole discretion, determines to be in competition with business engaged in by the Company shall be deemed to have terminated employment subject to the receipt of appropriate documentation from the Participant with respect to the Participant’s competitive status.

          (iii)     Other Terminations: Except as otherwise provided herein, if a Participant ceases to be an employee prior to the end of a Vesting Period for any reason other than death, the Participant shall immediately forfeit all Restricted Shares and Restricted Units previously granted, unless the Committee, in its sole discretion, finds that the circumstances in the particular case so warrant and allows a Participant whose employment has so terminated to retain any or all of the Restricted Shares or Restricted Units granted to such Participant. Notwithstanding the foregoing, with respect to any Participant holding unvested Restricted Shares and/or Restricted Units (x) whose employment is terminated because of a reduction in staff (coded under termination code number 251 or such other code as may be equivalent to or substituted for termination code number 251), and (y) who delivers to the Company and complies with a release of claims he or she may have against the Company or any of its subsidiaries, which will include a prohibition on solicitation of the Company’s employees and such other restrictions as the Company may impose (a “Release”), then notwithstanding such termination, Restricted Shares and Restricted Units granted to such Participant shall continue to vest during the Vesting Period and be restricted during the Restricted Period for such grant; provided, however, that in the event of the Employee’s death during the relevant Vesting or Restricted Periods the treatment of Restricted Shares and Restricted Units will be determined in accordance with the provisions of Section 3.7(a)(i);

(b)     After the end of a Vesting Period but prior to the end of a Restricted Period:

          (i)     Death, Disability, or Retirement: If a Participant ceases to be an employee of the Company by reason of death, or in the case of the Disability or Retirement of a Participant,

prior to the end of a Restricted Period, all Restricted Shares and Restricted Units granted to such Participant are immediately payable in the manner set forth in Section 3.6.

          (ii)        Other Terminations: Terminations of employment for any reason other than death after the end of a Vesting Period but prior to the end of a Restricted Period shall not have any effect on the Restricted Period, unless (A) the Restricted Period relates to Restricted Units that have been further deferred in which case the Restricted Units shall be paid to the Participant, or (B) the Committee, in its sole discretion, finds that the circumstances so warrant and determines that the Restricted Period shall end on an earlier date as determined by the Committee and, in each case, the applicable Restricted Shares or Restricted Units shall be paid as soon as practicable in the manner set forth in Section 3.6.

Approved leaves of absence of one year or less shall not be deemed to be terminations of employment under this Section 3.7. Leaves of absence of more than one year will be deemed to be terminations of employment under this Section 3.7, unless the Committee determines otherwise.

Section 3.8    Limitations on Transfer of Restricted Shares and Restricted Units.

Restricted Shares and Restricted Units are not transferable by a Participant except by will or the laws of descent and distribution or bequest; provided, however, that the Committee shall have the authority, in its discretion, to grant (or to authorize) that Restricted Shares and Restricted Units may be transferred by the Participant during his or her lifetime to any member of his or her immediate family or to a trust, limited liability corporation, family limited partnership or other equivalent vehicle, established for the exclusive benefit of one or more members of his or her immediate family. A transfer of Restricted Shares or Restricted units will not be permitted unless the Company has received evidence, to its satisfaction, that such transfer does not trigger income or social security taxes or withholding requirements. A transfer of Restricted Shares or Restricted Units may only be effected by the Company at the written request of a Participant and shall become effective only when recorded in the Company’s record of outstanding Restricted Shares or Restricted Units. In the event Restricted Shares or Restricted Units are transferred, such Restricted Shares or Restricted Units may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. In the event Restricted Shares or Restricted Units are transferred, such Restricted Shares or Restricted Units shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant and remain subject to forfeiture in the event the Participant terminates his or her employment during the Vesting Period as if no transfer had taken place. As used in this Section, “immediate family” shall mean, with respect to any person, any child, stepchild or grandchild, and shall include relationships arising from legal adoption.

ARTICLE IV - PROVISIONS APPLICABLE TO STOCK OPTIONS.

Section 4.1     Grants of Stock Options.

The Committee may select employees to become Participants (subject to Section 1.5 hereof) and grant Stock Options to such Participants at any time; provided, however, that Incentive Stock Options shall be granted within 10 years of the earlier of the date the Plan is adopted by the Board or approved by the stockholders. Before making grants, the Committee must receive the recommendations of the management of the Company, which will take into account such factors as level of responsibility, current and past performance, and performance potential. Subject to the provisions of the Plan, the Committee shall also determine the number of shares of Common Stock to be covered by each Stock Option. The Committee shall have the authority, in its discretion, to grant “Incentive Stock Options” or “Nonqualified Stock Options,” or to grant both types of Stock Options. Furthermore, the Committee may grant a Stock Appreciation Right in connection with a Stock Option, as provided in Article V.

Section 4.2     Option Documentation.

Each Stock Option granted under the Plan shall be evidenced by written documentation containing such terms and conditions as the Committee may deem appropriate and are not inconsistent with the provisions of the Plan.

Section 4.3     Exercise Price.

The Committee shall establish the exercise price at the time any Stock Option is granted at such amount as the Committee shall determine, except that such exercise price shall not be less than 50% of the Fair Market Value of the underlying shares of Common Stock on the day a Stock Option is granted and that, with respect to an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value of the underlying shares of Common Stock on the day such Incentive Stock Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Article VII of the Plan.

Section 4.4     Exercise of Stock Options.

             (a)      Vesting and Exercisability: Stock Options shall become exercisable at such times and in such installments as the Committee may provide at the time of grant. The Committee may also set a Vesting Period for grants of Stock Options. The Committee may also, in its sole discretion, accelerate the time at which a Stock Option or installment may vest or become exercisable. A Stock Option may be exercised at any time from the time first set by the Committee until the close of business on the expiration date of the Stock Option.

             (b)      Option Period: For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised, provided that no Stock Option shall be exercisable after the expiration of 10 years from the date of grant of such Stock Option.

             (c)      Exercise in the Event of Termination of Employment:

(i)          Death: If a Participant ceases to be an employee of the Company by reason of death prior to: (A) the end of a Vesting Period, (B) the exercise of or (C) or the expiration of Stock Options granted to him or her that remain outstanding on the date of death, such Stock Options may be exercised to the full extent not yet exercised, regardless of whether or not then vested or fully exercisable under the terms of the grant or under the terms of Section 4.4(a) hereof, by his or her estate, beneficiaries or transferees, as the case may be, at any time and from time to time, but in no event after the expiration date of such Stock Option.

(ii)          Disability or Retirement: The Disability or Retirement of a Participant shall not constitute a termination of employment for purposes of this Article IV, provided that following Disability or Retirement such Participant does not engage in or assist any business that the Committee, in its sole discretion, determines to be in competition with business engaged in by the Company. A Participant who does engage in or assist any business that the Committee, in its sole discretion, determines to be competition with business engaged in by the Company shall be deemed to have terminated employment. In the case of Incentive Stock Options, Disability shall be as defined in Code Section 22(e)(3).

(iii)          Other Terminations: Except as provided herein, if a Participant ceases to be an employee for any reason other than death prior to: (a) the end of the Vesting Period, (b) the exercise of, or (c) the expiration of a Stock Option, then all outstanding Stock Options granted to such Participant, whether in his or her name or in the name of another person as a result of a transfer in accordance with Section 4.4(d), shall expire and be forfeited on a date 30 days following the date of such termination of employment. Notwithstanding the foregoing, with respect to any Participant who holds unvested, unexercised non-qualified Stock Options (x) whose employment is terminated because of a reduction in staff (coded under termination code number 251 or such other code as may be equivalent to or substituted for termination code number 251), and (y) who delivers to the Company and complies with a release of claims he or she may have against the Company or any of its subsidiaries, which will include a prohibition on solicitation of the Company’s employees and such other restrictions as the Company may impose (a “Release”), then, notwithstanding such termination, all unvested, unexercised Stock Options shall continue to be and become exercisable in accordance with their terms until a date that is 30 days after the latest date on which any Stock Options granted to such employee have become fully exercisable, but in no event later than the original expiration date of such Stock Option, (the “Exercise End Date”), and may be exercised at any time and from time to time during such period; provided however, that in the event of the Employee’s death, during such period, the exercisability of Stock Options will be determined in accordance with the provisions of Section 4.4(c)(i);

In addition, if the Committee, in its sole discretion, finds that the circumstances in the particular case so warrant, it may determine that the Participant, his or her transferee pursuant to Section 4.4(d), or such transferee’s estate or beneficiaries, may exercise any such outstanding Stock Option at any time and from time to time after such termination of employment, but in no event after the expiration date of such Stock Option (the “Extended Period”).

Approved leaves of absence of one year or less shall not be deemed to be terminations of employment under this Section 4.4(c)(iii). Leaves of absence of more than one year shall be deemed to be terminations of employment under this Section 4.4(c)(iii), unless the Committee determines otherwise.

(d)          Limitations on Transferability: Stock Options are not transferable by a Participant except by will or the laws of descent and distribution or bequest and are exercisable during his or her lifetime only by him or her; provided, however, that the Committee shall have the authority, in its discretion, to grant (or to authorize by amendment of an existing grant) Stock Options that may be transferred by the Participant during his or her lifetime to any member of his or her immediate family or to a trust, limited liability corporation, family limited partnership or other equivalent vehicle, established for the exclusive benefit of one or more members of his or her immediate family. A transfer of a Stock Option pursuant to this subparagraph may only be effected by the Company at the written request of a Participant and shall become effective only when recorded in the Company’s record of outstanding Stock Options. In the event a Stock Option is transferred as contemplated in this subparagraph, such Stock Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. In the event a Stock Option is transferred as contemplated in this subparagraph, such Stock Option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant, and the transferee shall be entitled to the same rights as the Participant under Articles VII, VIII and X hereof, as if no transfer had taken place. As used in this subparagraph, “immediate family” shall mean, with respect to any person, any child, stepchild or grandchild, and shall include relationships arising from legal adoption.

Section 4.5    Payment of Purchase Price and Tax Liability Upon Exercise; Delivery of Shares.

(a)      Payment of Purchase Price: The purchase price of the shares as to which a Stock Option is exercised shall be paid to the Company at the time of exercise (i) in cash, (ii) by delivering freely transferable shares of Common Stock already owned by the person exercising the Stock Option having a total real-time market price, at the time and on the date of exercise, equal to the purchase price, (iii) a combination of cash and shares of Common Stock equal in value to the exercise price, or (iv) by such other means as the Committee, in its sole discretion, may determine.

(b)      Payment of Taxes: Upon exercise, a Participant may elect to satisfy any federal, state, local, or social security taxes required by law to be withheld that arise as a result of the exercise of a Stock Option by directing the Company to withhold from the shares of Common Stock otherwise deliverable upon the exercise of such Stock Option, such number of shares as shall have a total real-time market price, at the time and on the date of exercise, at least equal to the amount of tax to be withheld.

(c)      Delivery of Shares: Upon receipt by the Company of the purchase price, stock certificate(s) for the shares of Common Stock as to which a Stock Option is exercised (net of any shares withheld pursuant to Section 4.5(b) above) shall be delivered to the person in whose name the Stock Option is outstanding or such person’s estate or beneficiaries, as the case may be, or such shares shall be credited to a brokerage account or otherwise delivered, in such manner as such person or such person’s estate or beneficiaries, as the case may be, may direct.

Section 4.6    Limitations on Shares of Common Stock Received upon Exercise of Stock Options.

The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other limit as may be established from time to time under the Code.

The maximum aggregate number of shares of Common Stock underlying stock options to be granted in any one fiscal year to any individual executive officer, as such term is defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code, shall be 4,000,000 (four million), which number shall be adjusted automatically to give effect to mergers, consolidations, reorganizations, stock dividends, stock splits or combinations, reclassifications, recapitalizations, or distributions to holders of Common Stock (other than cash dividends) including, without limitation, a merger or other reorganization event in which the Common Stock ceases to exist.

ARTICLE V	-	PROVISIONS APPLICABLE TO STOCK APPRECIATION RIGHTS.

Section 5.1    Grants of Stock Appreciation Rights.

The Committee may select employees to become Participants (subject to the provisions of Section 1.5 hereof) and grant Stock Appreciation Rights to such Participants at any time. Before making grants, the Committee must receive the recommendations of the management of the Company, which will take into account such factors as level of responsibility, current and past performance, and performance potential. The Committee shall have the authority to grant Stock Appreciation Rights in connection with a Stock Option or independently. The Committee may grant Stock Appreciation Rights in connection with a Stock Option, either at the time of grant or by amendment, in which case each such right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option is exercisable. A Stock Appreciation Right granted in connection with a Stock Option shall entitle the holder to surrender to the Company the related Stock Option unexercised, or any portion thereof, and receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of one share of the Common Stock on the day preceding the surrender of such Stock Option over the Stock Option exercise price times the number of shares underlying the Stock Option, or portion thereof, that is surrendered. A Stock Appreciation Right granted independently of a Stock Option shall entitle the holder to receive upon exercise an amount equal to the excess of the Fair Market Value of one share of Common Stock on the day preceding the exercise of the Stock Appreciation Right over the Fair Market Value of one share of Common Stock on the date such Stock Appreciation Right was granted, or such other price determined by the Committee at the time of grant, which shall in no event be less than 50% of the Fair Market Value of one share of Common Stock on the date such Stock Appreciation Right was granted. Stock Appreciation Rights are not transferable by a Participant except by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.

Section 5.2    Stock Appreciation Rights Granted in Connection with Incentive Stock Options.

    (a)    Stock Appreciation Rights granted in connection with Incentive Stock Options must expire no later than the last date the underlying Incentive Stock Option can be exercised.

    (b)    Such Stock Appreciation Rights may be granted for no more than 100% of the difference between the exercise price of the underlying Incentive Stock Option and the Fair

Market Value of the Common Stock subject to the underlying Incentive Stock Option at the time the Stock Appreciation Right is exercised.

    (c)    Such Stock Appreciation Rights are transferable only to the extent and at the same time and under the same conditions as the underlying Incentive Stock Options.

    (d)    Such Stock Appreciation Rights may be exercised only when the underlying Incentive Stock Options may be exercised.

    (e)    Such Stock Appreciation Rights may be exercised only when the Fair Market Value of the shares of Common Stock subject to the Incentive Stock Options exceeds the exercise price of the Incentive Stock Options.

Section 5.3    Payment Upon Exercise of Stock Appreciation Rights.

The Company’s obligation to any Participant exercising a Stock Appreciation Right may be paid in cash or shares of Common Stock, or partly in cash and partly in shares, at the sole discretion of the Committee.

Section 5.4    Termination of Employment.

(a)     Death: If a Participant ceases to be an employee of the Company prior to the exercise or expiration of a Stock Appreciation Right outstanding in his or her name on the date of death, such Stock Appreciation Right may be exercised to the full extent not yet exercised, regardless of whether or not then fully exercisable under the terms of the grant, by his or her estate or beneficiaries, as the case may be, at any time and from time to time within 12 months after the date of death but in no event after the expiration date of such Stock Appreciation Right.

(b)     Disability: The Disability of a Participant shall not constitute a termination of employment for purposes of this Article IV, provided that following the Disability such Participant does not engage in or assist any business that the Committee, in its sole discretion, determines to be in competition with business engaged in by the Company. A Participant who does engage in or assist any business that the Committee, in its sole discretion, determines to be in competition with business engaged in by the Company shall be deemed to have terminated employment.

(c)     Retirement: The Retirement of a Participant shall not constitute a termination of employment for purposes of this Article IV, provided that following Retirement such Participant does not engage in or assist any business that the Committee, in its sole discretion, determines to be in competition with business engaged in by the Company, and such Participant may exercise any Stock Appreciation Right outstanding in his or her name at any time and from time to time within 5 years after the date his or her Retirement commenced but in no event after the expiration date of such Stock Appreciation Right. A Participant who does engage in or assist any business that the Committee, in its sole discretion, determines to be in competition with business engaged in by the Company shall be deemed to have terminated employment.

(d)     Other Terminations: If a Participant ceases to be an employee prior to the exercise or expiration of a Stock Appreciation Right for any reason other than death, all outstanding Stock

Appreciation Rights granted to such Participant shall expire on the date of such termination of employment, unless the Committee, in its sole discretion, determines that he may exercise any such outstanding Stock Appreciation Right (to the extent that he was entitled to do so at the date of such termination of such employment) at any time and from time to time within up to 5 years after such termination of employment but in no event after the expiration date of such Stock Appreciation Right.

ARTICLE VI	-	PROVISIONS APPLICABLE TO OTHER ML & CO. SECURITIES.

Section 6.1    Grants of Other ML & Co. Securities.

Subject to the provisions of the Plan and any necessary action by the Board of Directors, the Committee may select employees to become Participants (subject to the provisions of Section 1.5 hereof) and grant to Participants Other ML & Co. Securities or the right or option to purchase Other ML & Co. Securities on such terms and conditions as the Committee shall determine, including, without limitation, the period such rights or options may be exercised, the nature and terms of payment of consideration for such Other ML & Co. Securities, whether such Other ML & Co. Securities shall be subject to any or all of the provisions of Article III of the Plan applicable to Restricted Shares and/or Restricted Units, the consequences of termination of employment, and the terms and conditions, if any, upon which such Other ML & Co. Securities may or must be repurchased by the Company. Before making grants, the Committee must receive the recommendations of the management of the Company, which will take into account such factors as level of responsibility, current and past performance, and performance potential. Each such Other ML & Co. Security shall be issued at a price that will not exceed the Fair Market Value thereof on the date the corresponding right or option is granted. Other ML & Co. Securities may bear interest or pay dividends from such date and at a rate or rates or pursuant to a formula or formulas fixed by the Committee or any necessary action of the Board. Any applicable conversion or exchange rate with respect to Other ML & Co. Securities shall be fixed by, or pursuant to a formula determined by, the Committee or any necessary action of the Board at each date of grant and may be predicated upon the attainment of financial or other performance goals.

Section 6.2    Terms and Conditions of Conversion or Exchange.

Each Other ML & Co. Security may be convertible or exchangeable on such date and within such period of time as the Committee, or the Board if necessary, determines at the time of grant. Other ML & Co. Securities may be convertible into or exchangeable for (i) shares of Preferred Stock of ML & Co. or (ii) other securities of ML & Co. or any present or future subsidiary of ML & Co., whether or not convertible into shares of Common Stock, as the Committee, or the Board if necessary, determines at the time of grant (or at any time prior to the conversion or exchange date).

ARTICLE VII	-	CHANGES IN CAPITALIZATION.

Any other provision of the Plan to the contrary notwithstanding, if any change shall occur in or affect shares of Common Stock or Performance Units, Restricted Units, Stock Options, Stock Appreciation Rights, or Other ML & Co. Securities on account of a merger, consolidation, reorganization, stock dividend, stock split or combination, reclassification, recapitalization, or distribution to holders of shares of Common Stock (other than cash dividends) including, without limitation, a merger or other reorganization event in which the shares of Common Stock cease to exist, , then, without any action by the Committee, appropriate adjustments shall be made (1) the maximum number of shares of Common Stock available for distribution under the Plan; (2) the number of shares subject to or reserved for issuance and payable under outstanding Performance Share, Restricted Unit, Restricted Share, and Stock Option grants. In addition, if in the opinion of the Committee, after consultation with the Company’s independent public accountants, changes in the Company’s accounting policies, acquisitions, divestitures, distributions, or other unusual or extraordinary items have disproportionately and materially affected the value of shares of Common Stock or Performance Units, Restricted Units, Stock Options, Stock Appreciation Rights, or Other ML & Co. Securities, the Committee shall make such adjustments, if any, that it may deem necessary or equitable in the performance objectives for the Performance Periods not yet completed, including the minimum, intermediate, and full performance levels and portion of payments related thereto; and any other terms or provisions of any outstanding grants of Performance Shares, Performance Units, Restricted Shares, Restricted Units, Stock Options, Stock Appreciation Rights, or Other ML & Co. Securities, in order to preserve the full benefits of such grants for the Participants, taking into account inflation, interest rates, and any other factors that the Committee, in its sole discretion, considers relevant. In the event of a change in the presently authorized shares of Common Stock that is limited to a change in the designation thereof or a change of authorized shares with par value into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be shares of Common Stock within the meaning of the Plan. In the event of any other change affecting the shares of Common Stock, Performance Units, Restricted Units, Stock Options, Stock Appreciation Rights, or Other ML & Co. Securities, such adjustment shall be made as may be deemed equitable by the Committee to give proper effect to such event.

ARTICLE VIII	-	PAYMENTS UPON TERMINATION OF EMPLOYMENT AFTER A CHANGE IN CONTROL.

Section 8.1    Value of Payments Upon Termination After a Change in Control.

Any other provision of the Plan to the contrary notwithstanding and notwithstanding any election to the contrary previously made by the Participant, in the event a Change in Control shall occur and thereafter the Company shall terminate the Participant’s employment without Cause or the Participant shall terminate his or her employment with the Company for Good Reason, the Participant shall be paid the value of his or her Performance Shares, Performance Units, Restricted Shares, Restricted Units, Stock Options, Stock Appreciation Rights, and Other ML & Co. Securities in a lump sum in cash, promptly after termination of his or her employment but, without limiting the foregoing, in no event later than 45 days thereafter, provided that, in the event that at the time of his or her termination, a Participant is a Key Employee, the payment to such Participant shall be delayed until a date that is six months after the date of such Participant’s termination. Payments shall be calculated as set forth below:

(a)    Performance Shares and Performance Units.

Any payment for Performance Shares and Performance Units pursuant to this Section 8.1(a) shall be calculated by applying performance objectives for any outstanding Performance Shares and Performance Units as if the applicable Performance Period and any applicable. Restricted Period had ended on the first day of the month in which the Participant’s employment is terminated. The amount of any payment to a Participant pursuant to this Section 8.1(a) shall be reduced by the amount of any payment previously made to the Participant with respect to the Performance Shares and Performance Units, exclusive of ordinary dividend payments, resulting by operation of law from the Change in Control, including, without limitation, payments resulting from a merger pursuant to state law. The value of the Performance Shares and Performance Units payable pursuant to this Section 8.1(a) shall be the amount equal to the number of Performance Shares and Performance Units payable in accordance with the preceding sentence multiplied by the Fair Market Value of a share of Common Stock on the day the Participant’s employment is terminated or, if higher, the highest Fair Market Value of a share of the Common Stock on any day during the 90-day period ending on the date of the Change in Control (the “Pre-CIC Value”).

(b)    Restricted Shares and Restricted Units.

Any payment under this Section 8.1(b) shall be calculated as if all the relevant Vesting and Restricted Periods had been fully completed immediately prior to the date on which the Participant’s employment is terminated. The amount of any payment to a Participant pursuant to this Section 8.1(b) shall be reduced by the amount of any payment previously made to the Participant with respect to the Restricted Shares and Restricted Units, exclusive of ordinary dividend payments, resulting by operation of law from the Change in Control, including, without limitation, payments resulting from a merger pursuant to state law. The value of the Participant’s Restricted Shares and Restricted Units payable pursuant to this Section 8.1(b) shall be the amount equal to the number of the Restricted Shares and Restricted Units outstanding in a Participant’s name multiplied by the Fair Market Value of a share of Common Stock on the day the Participant’s employment is terminated or, if higher, the Pre-CIC Value.

(c)    Stock Options and Stock Appreciation Rights.

Any payment for Stock Options and Stock Appreciation Rights pursuant to this Section 8.1(c) shall be calculated as if all such Stock Options and Stock Appreciation Rights, regardless of whether or not then fully exercisable under the terms of the grant, became exercisable immediately prior to the date on which the Participant’s employment is terminated. The amount of any payment to a Participant pursuant to this Section 8.1(c) shall be reduced by the amount of any payment previously made to a Participant with respect to the Stock Options and Stock Appreciation Rights, exclusive of any ordinary dividend payments, resulting by operation of law from the Change in Control, including, without limitation, payments resulting from a merger pursuant to state law. The value of the Participant’s Stock Options and Stock Appreciation Rights payable pursuant to this Section 8.1(c) shall be:

(i)      in the case of a Stock Option, for each underlying share of Common Stock, the excess of the Fair Market Value of a share of Common Stock on the day the

Participant’s employment is terminated, over the per share exercise price for such Stock Option;

(ii)        in the case of a Stock Appreciation Right granted in tandem with a Stock Option, the Fair Market Value of a share of Common Stock on the day the Participant’s employment is terminated, over the Stock Option exercise price; and

(iii)      in the case of a Stock Appreciation Right granted independently of a Stock Option, the Fair Market Value of a share of Common Stock on the day the Participant’s employment is terminated, over the Fair Market Value of one share of Common Stock on the date such Stock Appreciation Right was granted, or such other price determined by the Committee at the time of grant.

(d)    Other ML & Co. Securities.

Any payment for Other ML & Co. Securities under this Section 8.1(d) shall be calculated as if any relevant Vesting or Restricted Periods or other applicable conditions dependent on the passage of time and relating to the exercisability of any right or option to purchase Other ML & Co. Securities, or relating to the full and unconditional ownership of such Other ML & Co. Securities themselves, had been met on the first day of the month in which the Participant’s employment is terminated. The amount of any payment to a Participant pursuant to this Section 8.1(d) shall be reduced by the amount of any payment previously made to the Participant with respect to the Other ML & Co. Securities, exclusive of ordinary dividend payments, resulting by operation of law from the Change in Control, including, without limitation, payments resulting from a merger pursuant to state law. The value of the Participant’s Other ML & Co. Securities payable pursuant to this Section 8.1(d) shall be

(i)        in the case of an option or right to purchase such Other ML & Co. Security, for each underlying Other ML & Co. Security, the excess of the Fair Market Value of such Other ML & Co. Security on the day the Participant’s employment is terminated, or, if higher, the Pre-CIC Value, over the exercise price of such option or right; and

(ii)      in the case of the Other ML & Co. Security itself (where there is no outstanding option or right relating to such Other ML & Co. Security), the Fair Market Value of the Other ML & Co. Security on the day the Participant’s employment is terminated, or, if higher, the Pre-CIC Value.

Section 8.2  A Change in Control.

A “Change in Control” shall mean a change in control of ML & Co. of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if:

(a)    any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section

14(d)(2) of the Exchange Act, other than the Company’s employee stock ownership plan, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of ML & Co. representing 30% or more of the combined voting power of ML & Co.’s then outstanding securities entitled to vote in the election of directors of ML & Co.;

(b)        during any period of two consecutive years (not including any period prior to the Effective Date of this Plan) individuals who at the beginning of such period constituted the Board of Directors and any new directors, whose election by the Board of Directors or nomination for election by the stockholders of ML & Co. was approved by a vote of at least three quarters of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(c)        all or substantially all of the assets of ML & Co. are liquidated or distributed.

Section 8.3      Effect of Agreement Resulting in Change in Control.

If ML & Co. executes an agreement, the consummation of which would result in the occurrence of a Change in Control as described in Section 8.2, then, with respect to a termination of employment without Cause or for Good Reason occurring after the execution of such agreement (and, if such agreement expires or is terminated prior to consummation, prior to such expiration or termination of such agreement), a Change in Control shall be deemed to have occurred as of the date of the execution of such agreement.

Section 8.4      Termination for Cause.

Termination of the Participant’s employment by the Company for “Cause” shall mean termination upon:

(a)        the willful and continued failure by the Participant substantially to perform his or her duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness or from the Participant’s Retirement or any such actual or anticipated failure resulting from termination by the Participant for Good Reason) after a written demand for substantial performance is delivered to him or her by the Board of Directors, which demand specifically identifies the manner in which the Board of Directors believes that he has not substantially performed his or her duties; or

(b)        the willful engaging by the Participant in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise.

No act or failure to act by the Participant shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him or her a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for him or her, together with counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, the Participant was guilty of conduct set forth above in clause (a) or (b) of the first sentence of this Section 8.4 and specifying the particulars thereof in detail.

Section 8.5       Good Reason.

“Good Reason” shall mean the Participant’s termination of his or her employment with the Company if, without the Participant’s written consent, any of the following circumstances shall occur:

(a)        Inconsistent Duties. A meaningful and detrimental alteration in the Participant’s position or in the nature or status of his or her responsibilities (including those as a director of ML & Co., if any) from those in effect immediately prior to the Change in Control;

(b)        Reduced Salary or Bonus Opportunity. A reduction by the Company in the Participant’s annual base salary as in effect immediately prior to the Change in Control; a failure by the Company to increase the Participant’s salary at a rate commensurate with that of other key executives of the Company; or a reduction in the Participant’s annual cash bonus below the greater of (i) the annual cash bonus that he received, or to which he was entitled, immediately prior to the Change in Control, or (ii) the average annual cash bonus paid to the Participant by the Company for the three years preceding the year in which the Change in Control occurs;

(c)        Relocation. The relocation of the office of the Company where the Participant is employed at the time of the Change in Control (the “CIC Location”) to a location that in his or her good faith assessment is an area not generally considered conducive to maintaining the executive offices of a company such as ML & Co. because of hazardous or undesirable conditions including without limitation a high crime rate or inadequate facilities, or to a location that is more than twenty-five (25) miles away from the CIC Location or the Company’s requiring the Participant to be based more than twenty-five (25) miles away from the CIC Location (except for required travel on the Company’s business to an extent substantially consistent with his or her customary business travel obligations in the ordinary course of business prior to the Change in Control);

(d)        Compensation Plans. The failure by the Company to continue in effect any compensation plan in which the Participant participates, including but not limited to this Plan, the Company’s retirement program, Employee Stock Purchase Plan, 1978 Incentive Equity Purchase Plan, Equity Capital Accumulation Plan, Canadian Capital Accumulation Plan, Management Capital Accumulation Plan, limited partnership offerings, cash incentive compensation or any other plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue the Participant’s participation therein on at least as favorable a basis, both in terms of the amount of benefits provided and the level of his or her participation relative to other Participants, as existed immediately prior to the Change in Control;

(e)      Benefits and Perquisites. The failure of the Company to continue to provide the Participant with benefits at least as favorable as those enjoyed by the Participant under any of the Company’s retirement, life insurance, medical, health and accident, disability, deferred compensation or savings plans in which the Participant was participating immediately prior to the Change in Control; the taking of any action by the Company that would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by him or her immediately prior to the Change in Control, including, without limitation, the use of a car, secretary, office space, telephones, expense reimbursement, and club dues; or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect immediately prior to the Change in Control;

(f)      No Assumption by Successor. The failure of ML & Co. to obtain a satisfactory agreement from any successor to assume and agree to perform a Participant’s employment agreement as contemplated thereunder or, if the business of the Company for which his or her services are principally performed is sold at any time after a Change in Control, the purchaser of such business shall fail to agree to provide the Participant with the same or a comparable position, duties, compensation, and benefits as provided to him or her by the Company immediately prior to the Change in Control.

Section 8.6    Effect on Plan Provisions.

In the event of a Change in Control, no changes in the Plan, or in any documents evidencing grants of Performance Shares, Performance Units, Restricted Shares, Restricted Units, Stock Options, Stock Appreciation Rights, or Other ML & Co. Securities and no adjustments, determinations or other exercises of discretion by the Committee or the Board of Directors, that were made subsequent to the Change in Control and that would have the effect of diminishing a Participant’s rights or his or her payments under the Plan or this Article shall be effective, including, but not limited to, any changes, determinations or other exercises of discretion made to or pursuant to the Plan. Once a Participant has received a payment pursuant to this Article VIII, shares of Common Stock that were reserved for issuance in connection with any Performance Shares, Restricted Shares, Stock Options, or Other ML & Co. Securities for which payment is made shall no longer be reserved and shares of Common Stock that are Restricted Shares or that are restricted and held by the Company pursuant to Section 2.6(a)(i), for which payment has been made, shall no longer be registered in the name of the Participant and shall again be available for grants under the Plan. If the Participant’s employment is terminated without Cause or for Good Reason after a Change in Control, any election to defer payment for Performance Shares or Performance Units pursuant to Section 2.8 hereof or Restricted Shares or Restricted Units pursuant to Section 3.8 hereof shall be null and void.

ARTICLE IX - MISCELLANEOUS.

Section 9.1    Designation of Beneficiary.

A Participant, or the transferee of a Restricted Share, Restricted Unit or Stock Option pursuant to Sections 3.9 or 4.4(d), may designate, in a writing delivered to ML & Co. before his or her death, a person or persons or entity or entities to receive, in the event of his or her death, any rights to which he would be entitled under the Plan. A Participant or Restricted Share, Restricted Unit or Stock Option transferee, may also designate an alternate beneficiary to receive payments if the primary beneficiary does not survive the Participant or transferee. A Participant or transferee may designate more than one person or entity as his or her beneficiary or alternate beneficiary, in which case such beneficiaries would receive payments as joint tenants with a right of survivorship. A beneficiary designation made under the Plan will apply to future grants unless be changed or revoked by a Participant or transferee by filing a written or electronic notification of such change or revocation with the Company. If a Participant or Stock Option transferee fails to designate a beneficiary, then his or her estate shall be deemed to be his or her beneficiary.

Section 9.2    Employment Rights.

Neither the Plan nor any action taken hereunder shall be construed as giving any employee of the Company the right to become a Participant, and a grant under the Plan shall not be construed as giving any Participant any right to be retained in the employ of the Company.

Section 9.3    Nontransferability.

Except as provided in Sections 3.9 and 4.4(d), a Participant’s rights under the Plan, including the right to any amounts or shares payable, may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to his or her designated beneficiary or, in the absence of such a designation, by will or the laws of descent and distribution.

Section 9.4    Withholding.

The Company shall have the right, before any payment is made or a certificate for any shares is delivered or any shares are credited to any brokerage account, to deduct or withhold from any payment under the Plan any federal, state, local, social security or other taxes, including transfer taxes, required by law to be withheld or to require the Participant or his or her beneficiary or estate, as the case may be, to pay any amount, or the balance of any amount, required to be withheld.

Section 9.5    Relationship to Other Benefits.

No payment under the Plan shall be taken into account in determining any benefits under any retirement, group insurance, or other employee benefit plan of the Company. The Plan shall not preclude the stockholders of ML & Co., the Board of Directors or any committee thereof, or the Company from authorizing or approving other employee benefit plans or forms of incentive compensation, nor shall it limit or prevent the continued operation of other incentive compensation plans or other employee benefit plans of the Company or the participation in any such plans by Participants in the Plan.

Section 9.6    No Trust or Fund Created.

Neither the Plan nor any grant made hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 9.7    Expenses.

The expenses of administering the Plan shall be borne by the Company.

Section 9.8    Indemnification.

Service on the Committee shall constitute service as a member of the Board of Directors so that members of the Committee shall be entitled to indemnification and reimbursement as directors of ML & Co. pursuant to its Certificate of Incorporation, By-Laws, or resolutions of its Board of Directors or stockholders.

Section 9.9    Tax Litigation.

The Company shall have the right to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue that is related to the Plan and that the Company believes to be important to Participants in the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

ARTICLE X - AMENDMENT AND TERMINATION.

The Board of Directors or the Committee (but no other committee of the Board of Directors) may modify, amend or terminate the Plan at any time, except that, to the extent then required by applicable law, rule or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the stockholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to an adjustment in accordance with the Plan). No modification, amendment or termination of the Plan shall have a material adverse effect on the rights of a Participant under a grant previously made to him or her without the consent of such Participant.

ARTICLE XI - INTERPRETATION.

Section 11.1    Governmental and Other Regulations.

The Plan and any grant hereunder shall be subject to all applicable federal, state or local laws, rules, and regulations and to such approvals by any regulatory or governmental agency that may, in the opinion of the counsel for the Company, be required.

Section 11.2    Governing Law.

The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of New York applicable to contracts entered into and performed entirely in such State.

ARTICLE XII - EFFECTIVE DATE AND STOCKHOLDER APPROVAL.

The Plan shall not be effective unless or until approved by a majority of the votes cast at a duly held stockholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy present and voting on the Plan.

RESTRICTED UNITS/STOCK OPTIONS

This Grant Document sets forth the terms and conditions of your grant of Restricted Units and Stock Options under the Merrill Lynch & Co., Inc. (“ML&Co.”) Long-Term Incentive Compensation Plan (the “Plan”).

1.    The Plan.

This grant is made under the Plan, the terms of which are incorporated into this Grant Document. Capitalized terms used in this Grant Document that are not defined shall have the meanings as used or defined in the Plan, which is included in the Prospectus sent to you with this grant. Merrill Lynch, as used in the Grant Document, shall mean ML&Co., its subsidiaries and its affiliates. References in this Grant Document to any specific Plan provision shall not be construed as limiting that provision or the applicability of any other Plan provision.

2.    Grant Conditions.

By accepting this grant, you acknowledge that you understand that the grant is subject to all of the terms and conditions contained in the Plan and in this Grant Document and that you consent to all grant terms and conditions, including without limitation, the covenants set forth in paragraph 4 of this Grant Document (the “Covenants”).

2.1    RESTRICTED UNITS

(a)	General. You have been awarded 1,049,997 Restricted Units. A Restricted Unit represents the right to receive a share of ML&Co. Common Stock (the “Common Stock”) upon the expiration of the applicable Vesting Period as described below. Your Restricted Units do not have voting rights. A holder of a Restricted Unit will be paid cash amounts equal to dividends paid on an equivalent number of shares of Common Stock on the same date that dividends are paid on the Common Stock until the Restricted Units are paid in accordance with their terms.

(b)	Vesting. Except as described in paragraph 2.1(b) and in paragraph 3 of this Grant Document, your rights to Restricted Units shall terminate and the Restricted Units will be cancelled if you terminate employment or otherwise violate any of the terms and conditions of your grant prior to the end of the applicable Vesting Period as described below. Restricted Units may not be sold, transferred, assigned, pledged or otherwise encumbered during the applicable Vesting Period. Upon each of February 4, 2009, January 1, 2010 and January 1, 2011, the Vesting Period applicable to 34%, 33% and 33%, respectively, of such Restricted Units will expire and such Restricted Units will vest and shares of Common Stock will be delivered to you, subject to a reduction of the number of shares to be delivered of an amount of shares necessary to satisfy Merrill Lynch’s applicable tax withholding requirements.

(c)

Termination of Rights to Restricted Units Prior to the End of the Vesting Period.    Unless the Committee determines otherwise, rights to your unvested Restricted Units will terminate upon: (1) termination of employment for Cause (as such term is defined below); (2) your voluntary resignation in the first three years of your employment if you fail to observe the Covenants set forth in paragraph 4 or fail to annually certify to the Corporation that you are in compliance with such Covenants; (3) termination upon your voluntary resignation for Good Reason (as defined below) if you fail to observe all the Covenants in paragraph 4 (other than those set forth in paragraphs 4(a) and (b)) and all unvested Restricted Units will be cancelled and shares will not be delivered to you. Under all other circumstances, including those described in paragraph 3 below, the Restricted Units will continue to vest notwithstanding termination provided that the Participant complies with the conditions set forth above.

Cause shall mean: (i) your engagement in (A) willful misconduct resulting in material harm to Merrill Lynch or (B) gross negligence with the performance of your duties; or (ii) your conviction of, or plea of nolo contendere to, a felony or any other crime involving fraud, financial misconduct or misappropriation of Merrill Lynch assets, or that would disqualify you from employment in the securities industry (other than a temporary disqualification).

Good Reason shall mean: (i) a meaningful and detrimental alteration in the nature of your responsibilities or authority, but only after you have notified Merrill Lynch in writing that you believe such an alteration has occurred and, within 30 days of our receipt of such notice, we have not been able to resolve the matter to our mutual satisfaction; (ii) your reporting to an executive other than the CEO of Merrill Lynch & Co., Inc. during the three-year period commencing on the effective date of this grant; or (iii) a material reduction in your total annual compensation (salary and VICP) that is not experienced generally by similarly situated employees of Merrill Lynch.

(d)	Delivery — Merrill Lynch Account Designation.

(i)	Once your Restricted Units have vested in accordance with the terms of this Grant Document, you will be entitled to have those shares delivered, as soon as practicable, to a Merrill Lynch account.

(ii)	As a participant in the Plan, you must designate a Merrill Lynch account into which shares of Common Stock will be deposited when they are released to you. This account cannot be a Trust Account, Individual Retirement Account or other tax-deferred account. You may use a joint account if you are the primary owner of the account. Account designations can be made on the Payroll Self Service Web Site at http://hr.worldnet.ml.com/edf2. (From the HR Intranet homepage, click on Payroll Self Service.) If you do not designate an account, Merrill Lynch will transfer shares to Wells Fargo, Merrill Lynch’s transfer agent, to be held on your behalf.

2.2 STOCK OPTIONS

(a)	General. You have been awarded 2,445,861 Nonqualified Stock Options (the “Stock Options”). Each Stock Option entitles you to purchase one share of Common Stock at the exercise price described below when the stock option becomes exercisable, subject to your continued employment with Merrill Lynch (except as otherwise provided in paragraph 2.2 and/or paragraph 3).

(b)	Exercisability. Stock Options become exercisable as follows:

(1) On February 4, 2009, 34% of the Stock Options shall become exercisable;

(2) On January 1, 2010, 33% of the Stock Options shall become exercisable; and

(3) On January 1, 2011, 33% of the Stock Options shall become exercisable.

Once exercisable, Stock Options will remain exercisable until the expiration date of the Stock Options on August 4, 2018, provided you remain employed by Merrill Lynch (except as otherwise provided in this paragraph 2.2 and/or paragraph 3), and have complied with the terms and conditions of the Grant Document and the Covenants.

(c)	Exercise Price. The exercise price of the stock options is the price at which you have the right to purchase a share of the Common Stock regardless of the market value at the time of exercise. The exercise price is $26.395 as reflected on the Certificate of Grant. Your option exercise choices are described on the Human Resources section of the Merrill Lynch WorldNet at:

https://myportal-ltm.worldnet.ml.com/?id=6651_54016_54336_54458_54479.

(d)	How to Exercise Stock Options. You may exercise Stock Options through the Retirement Services Group. You must open a Limited Individual Investor Account (LIIA) to exercise. You may submit exercise requests virtually 24 hours a day, seven days a week through the Interactive Voice Response Service (IVR) at 1-877-637-6767. Alternatively, participant service representatives are available to help you from at least 8:00 a.m. to 7:00 p.m. Eastern Time, on any day the New York Stock Exchange is open. Outside of the United States, you can call 609-818-8885 collect to speak to a participant service representative from 8 a.m. to Midnight Eastern Time on any day the New York Stock Exchange is open. You may also exercise your stock options by visiting the Benefits On Line Web-site at https://www.benefits.ml.com.

If you are a restricted person, you will be required to pre-clear any sale of Merrill Lynch equity securities and you will be prohibited from exercising your Stock Options within a blackout period. This may affect your ability to exercise stock options just prior to the expiration date. If you have questions regarding your status as a restricted person and the applicable blackout period, please contact the Corporate Secretary’s Office.

(e)	Transferability. Stock Options may not be assigned, pledged or otherwise transferred in whole or in part except as noted below or, in the event of death, to a beneficiary designated on the Designation of Beneficiary Form. A beneficiary may include a charity or trust. All or a portion of the Stock Options awarded herein may be transferred at any time after the grant date to children and grandchildren and to trusts for their benefit. Please contact your tax or financial advisor for advice on transferring stock options.

(f)

Termination of Rights Stock Options Prior to the End of the Exercisability Period.  Unless the Committee determines otherwise, rights to Stock Options that have not been exercised will terminate upon: (1) termination of employment for Cause (as defined in paragraph 2.1(c)); (2) your voluntary resignation in the first three years of your employment if you fail to observe the Covenants set forth in paragraph 4 or fail to annually certify to the Corporation that you are in compliance with such Covenants; (3) termination upon your voluntary resignation by the Participant for Good Reason (as defined in paragraph 2.1(c)) if you fail to observe all the Covenants in paragraph 4 other than those set forth in paragraphs 4(a) and (b) and, in each case, all unexercised Stock Options will be cancelled (with respect to exercisable Stock Options 90 days after termination in the case of terminations covered under 2.2(f)(2) and (3)) and may no longer be exercised by you. Under all other circumstances, including those described in paragraph 3 below, your Stock Options will continue to be and become exercisable in accordance with their terms provided that the Participant complies with the conditions set forth above.

3.    Treatment of Restricted Units and Stock Options under Certain Circumstances.

In the event your termination occurs in connection with the limited circumstances outlined below, your grant of Restricted Units will continue to vest and your unvested Stock Options will continue to become and be exercisable notwithstanding termination, provided that you comply with the conditions described in paragraphs 2.1(c) and 2.2(f) and the conditions described below.

(a)	Death. If your death occurs prior to the end of the applicable Vesting Period for your Restricted Units, any unvested Restricted Units will vest immediately and shares (net of any withholding requirements) will be delivered to your designated beneficiary or estate as soon as possible. Upon your death, any unexercisable Stock Options will become immediately exercisable and may be exercised by your designated beneficiary or estate until August 4, 2018.

(b)	Disability or Career Retirement. If your employment is terminated as a result of Disability or if you qualify for Career Retirement, your unvested Restricted Units will continue to vest and your Stock Options will continue to be and become exercisable notwithstanding your termination, in each case, on the schedule described in paragraphs 2.1(b) and 2.2(b), provided that (1) you do not compete with, or recruit employees from, Merrill Lynch and provide Merrill Lynch with a certification upon your termination and at least annually thereafter (the “Annual Certification”) that you are not engaged in or employed by a business which is in competition with Merrill Lynch and have not solicited or recruited employees from, Merrill Lynch and (2) you do not violate the Covenants. If you compete with the business of, or recruit employees from Merrill Lynch, or fail to return the Annual Certification or certification at exit to Merrill Lynch, or violate the Covenants during the applicable Vesting Period for your Restricted Units or the exercisability period for your Stock Options, your rights to your unvested Restricted Units and unvested and unexercised Stock Options will terminate and such Restricted Units and Stock Options will be cancelled.

(d)	Definitions:

To be eligible for “Career Retirement” treatment, you must fulfill the following requirements:

•	No determination shall have been made that there was Cause for your termination (as defined above); and

•	You must have completed at least 3 years of service with Merrill Lynch; or

•

At the request of Merrill Lynch, you become an employee (upon termination with Merrill Lynch) of, a spin-off of a Merrill Lynch company or business, or of a non-consolidated joint venture company in which Merrill Lynch has made an investment which, in each case, is expressly approved for Career Retirement treatment by the Head of Human Resources, or his or her functional successor.

•

You will not be eligible for Career Retirement or Disability (and your unvested Restricted Units and unvested and unexercised Stock Options will be cancelled) if: (1) following your termination, you engage in any business that is in competition with the business of Merrill Lynch, (2) prior to or following your termination you solicit or recruit any Merrill Lynch employees, (3) you fail to certify, at termination that you are in compliance with conditions 1 and 2 or fail to sign and return the Annual Certification, or (4) prior to or following your termination, you violate any of the Covenants.

“Disability” shall mean a physical or mental condition that, in the opinion of the Head of Human Resources of Merrill Lynch (or his or her functional successor), renders you incapable of engaging in any employment or occupation for which you are suited by reason of education or training.

4.  Covenants.

(a)	Notice Period. You agree that, for the remainder of your employment, you shall provide ML&Co. with at least six months advance written notice (the “Notice Period”) prior to the termination of your employment. During this Notice Period, you shall remain employed by Merrill Lynch (and receive base salary and certain benefits, but will not receive any payments or distributions or accrue any rights to a bonus or any payments or distributions under the Variable Incentive Compensation Program, pro-rata or otherwise) and shall not commence employment with any other employer. You further agree that during the Notice Period, you shall not directly or indirectly induce or solicit any client of Merrill Lynch to terminate or modify its relationship with Merrill Lynch.

(b)	Employment by a Competitor. You agree that, during the period beginning on the date of the termination of your employment and ending on the date of vesting of 100% of your Restricted Units, or, if later, the date on which your Stock Options expire, you will not, without prior written consent from ML&Co., engage in any employment, accept or maintain any directorship or other position, own an interest in, or, as principal, agent, employee, consultant or otherwise, provide any services to anyone, whether or not for compensation, in any business that is engaged in competition with the business of ML&Co. or its affiliates (a “Competitive Business”). Notwithstanding the foregoing, you may have an interest constituting less than 1 percent of any class of publicly traded securities in any public company that is a competitive business.

(c)	Non-Solicitation. You agree that you will not directly or indirectly solicit for employment any person who is or was an employee of ML&Co. or any of its affiliates at any time during the six-month period immediately preceding the date of such solicitation.

(d)	No Hire. You agree that during a period of six months following your termination, you will not hire or otherwise engage, directly or indirectly (including, without limitation, through an entity with which the you are associated), as an employee or independent contractor, any person who is or was an employee of ML&Co. or any of its affiliates and who, as of the date of your termination of employment, had the title First Vice President or Managing Director or higher and reported directly to you or to the Chief Executive Officer or President of ML&Co. (“Executive, CEO or President Direct Reports”) or any person with the title First Vice President or Managing Director or higher who, at the time of your termination, reported directly to the Executive, CEO or President Direct Reports, provided, however, that the hiring of any person whose employment was involuntarily terminated by ML&Co. or any of its affiliates shall not be a violation of this covenant.

(e)	Non-Disparagement. You agree that you will not disparage, portray in a negative light, or make any statement which would be harmful to, or lead to unfavorable publicity for, ML&Co. or any of its affiliates, or any of its or their current or former directors, officers or employees, including without limitation, in any and all interviews, oral statements, written materials, electronically displayed materials and materials or information displayed on internet- or intranet-related sites; provided however, nothing contained herein shall prohibit or restrict (i) providing information to, or otherwise assisting in, an investigation by Congress, the Securities and Exchange Commission (“SEC”), or any other federal regulatory or law enforcement agency or self-regulatory organization (“SRO”); (ii) testifying, participating, or otherwise assisting in a proceeding relating to an alleged violation of any federal law relating to fraud or any rule or regulation of the SEC or any SRO or in an internal investigation by Merrill Lynch or (iii) testifying, participating, or otherwise assisting in any administrative investigation or proceeding relating to an alleged violation of any discrimination or wage law.

(f)	Confidential Information. You agree that following any termination of employment, you will not without prior written consent or as otherwise required by law, disclose or publish (directly or indirectly) any Confidential Information (as defined below) to any person or copy, transmit or remove or attempt to use, copy, transmit or remove any Confidential Information for any purpose. “Confidential Information” means any information concerning ML&Co. or any of its affiliates’ business or affairs which is not generally known to the public and includes, but is not limited to, any file, document, book, account, list, process, patent, specification, drawing, design, computer program or file, computer disk, method of operation, recommendation, report, plan, survey, data, manual, strategy, financial data, client information or data, or contract which comes to your knowledge in the course of your employment or which is generated by you in the course of performing your obligations whether alone or with others provided that, nothing contained herein shall prohibit or restrict a Participant from (i) providing information to, or otherwise assisting in, an investigation by Congress, the Securities and Exchange Commission (“SEC”), or any other federal regulatory or law enforcement agency or self-regulatory organization (“SRO”); (ii) testifying, participating, or otherwise assisting in a proceeding relating to an alleged violation of any federal law relating to fraud or any rule or regulation of the SEC or any SRO or in an internal investigation by Merrill Lynch or (iii) testifying, participating, or otherwise assisting in any administrative investigation or proceeding relating to an alleged violation of any discrimination or wage law.

(g)	Confidentiality. You also agree that in the event your employment is terminated you will not disclose the circumstances of your termination to any other party, except that, (i) on a confidential basis to tax, financial or legal advisors, immediate family members, or any prospective employer or business partner, provided that, in each case, such third party agrees to keep such circumstances confidential and (ii) this provision shall not prevent a response to any inquiry about termination of employment or its underlying facts and circumstances by any self regulatory organization or regulatory or governmental agency.

(h)	Cooperation. You agree to (i) provide truthful and reasonable cooperation, including but not limited to your appearance at interviews and depositions, in all legal matters, including but not limited to regulatory and litigation proceedings relating to your employment or area of responsibility at Merrill Lynch or its affiliates, whether or not such matters have already been commenced and through the conclusion of such matters or proceedings, and (ii) to provide Merrill Lynch’s counsel all documents in your possession or control relating to such regulatory or litigation matters.

(i)	Injunctive Relief. Without limiting any remedies available, you acknowledge and agree that a breach of the covenants contained in subparagraphs (a) – (d), (f) and (g) of this paragraph 4 will result in material and irreparable injury to Merrill Lynch and its affiliates for which there is no adequate remedy at law and that it will not be possible to measure damages for such injuries precisely. Therefore, you agree that, in the event of such a breach or threat thereof, Merrill Lynch shall be entitled to seek a temporary restraining order and a preliminary and permanent injunction, without bond or other security, restraining him or her from engaging in activities prohibited by subparagraphs (a) – (d), and (f)-(h) of this paragraph 4 or such other relief as may be required specifically to enforce any of the covenants in subparagraphs (a)–(d) and (f)-(h) of this paragraph 4, provided however, that Merrill Lynch shall be entitled to seek injunctive relief for violations of subparagraph (c) of this paragraph 4 only during the period beginning on the date of your termination of employment and ending on the first anniversary of that date.

5.  Effect of a Change in Control of ML&Co.

Notwithstanding Article VIII of the Plan, the treatment of the Restricted Units and Nonqualified Stock Options, in the event of a Change in Control of ML&Co. (as defined in the Plan) followed by your termination other than for Cause or your resignation for Good Reason (in each case as defined in paragraph 2.1(c) hereof, shall be as follows:

(a)	For Restricted Units

100% of all unvested Restricted Units shall immediately vest and become payable; and

(b)	For Stock Options

100% of all unexercised Stock Options shall immediately vest and be or become exercisable and remain exercisable for the remainder of their original term;

provided that, in the case of paragraphs 5(a) and (b), in the event that Merrill Lynch is not a surviving company in the Change in Control transaction, your right to receive securities will be converted, based on the terms of the Change in Control transaction, to securities of the acquiring entity.